UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

MALIBU MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

502 East John Street
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (604) 685-7552

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2007, Malibu Minerals, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) that was effective as of the same date. The Amendment was filed to increase the authorized common stock of the Company from 100,000,000 shares to 500,000,000 shares and to create 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits

Exhibit Number	Description
3(i).1	Certificate of Amendment filed with the Secretary of State of the State of Nevada on April 26, 2007. (Incorporated by reference to the Company’s Form 8-A filed with the SEC on April 30, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Minerals, Inc.

Dated: May 1, 2007	By:	/s/ James Laird
Name: James Laird
Title: President, Chief Executive Officer, acting Chief Financial Officer, Treasurer, Secretary and a director